PROMISSORY NOTE

$2,226,000                                            Silver Spring, Maryland
                                                                June 30, 1997

     FOR VALUE RECEIVED, the undersigned, IT PARTNERS, INC., a Delaware corporation (the "Maker") promises to pay to CHRISTOPHER CORBETT (the "Payee") the principal sum of Two Million Two Hundred Twenty-Six Thousand Dollars ($2,226,000), together with interest at the rate of eight percent (8%) per annum accruing on the unpaid principal balance in the following manner:
Simple interest on the unpaid principal shall be paid to the Payee quarterly. The principal and any remaining accrued interest shall be due in its entirety, and this Note shall mature, upon the earlier of (1) five years from the date of this Note, (2) the closing date of any public offering of the common stock of the Maker, or (3) the closing date of (a) any sale of all or substantially all of the Maker's stock or assets to an entity that is not an Affiliate of the Maker, or (b) any transaction in which the Maker is merged out of existence and into an entity that is not an Affiliate of the Maker. "Affiliate" shall have the meaning set forth in that certain Business Combination Agreement between the Maker and the Payee, dated June 30, 1997, pursuant to which this Note has been issued.

     This Note shall be at all times subordinate to any security interests, liens, rights, privileges and entitlements held by Creditanstalt Corporate Finance, Inc., by virtue of and pursuant to that certain Loan and Security Agreement by and among the Maker, the Lenders (the "Lenders") as party thereto and Creditanstalt Corporate Finance, Inc., as Agent for the Lenders (the "Agent"), dated May 30, 1997 (the "Loan Agreement"), as well as that certain Subordination Agreement executed by the Payee on even date in favor of the Lenders described therein.

     In the event Maker shall fail to make any payment within ten (10) days after its due date, the Maker shall pay a late charge of five percent (5%) of the amount not paid in a timely manner, without written notice or additional demand therefor. Any such late charge shall be payable with the installment on which it is imposed.

     All payments required under the terms of the Note shall be paid in lawful money of the United States of America at such place as the holder of this Note shall designate to the Maker in writing at any time or from time to time.

     The Maker may prepay the principal amount outstanding, in full or in part, at any time, without premium or penalty. However, any such prepayment shall be applied to installments (or portions thereof) in reverse order of their due dates, so that any such payment shall not excuse the Maker from paying any installment in full as it becomes due and payable until such time as the principal is paid in full. All payments made pursuant to this note shall be applied, first, to any late fees and penalties hereunder, next, to all accrued and outstanding interest on the principal amount hereof and lastly to the principal amount outstanding hereunder.

     If this Note is forwarded to an attorney for collection, the Maker shall pay on demand all costs and expenses of collection, including a reasonable fee for attorneys not to exceed fifteen percent (15%) of the then outstanding principal balance hereunder.

     Any of the following events ("Events of Default") shall constitute a default under the terms of this Note: (1) failure of the Maker to pay any obligation hereunder within ten (10) days after the due date thereof, or (2) a breach of any of the covenants, warranties or representations made by the Maker and contained in that certain Business Combination Agreement between the Maker and the Payee, dated June 30, 1997 or under any agreement executed pursuant thereto.

     If an Event of Default shall occur, the Maker shall be deemed in default of its obligations under this Note, and the holder of this Note may declare the entire unpaid principal balance of this Note, together with any accrued and unpaid interest, and any unpaid late charges imposed thereon, immediately due and payable. The Maker shall in any event have the right to cure the default for up to thirty (30) days after such event of default. The Maker hereby waives and releases, to the extent permitted by law, all errors and all rights of exemption, appeal, stay of execution, inquisition and extension upon any levy on real estate or personal property to which the Maker may otherwise be entitled under any law now enforced or which may hereafter be passed.

     If following the occurrence and during the continuance of an Event of Default, Maker desires to sell all or substantially all of the assets of A-COM, Inc. (other than as a part of any sale of substantially all of the assets of the Maker and the subsidiaries generally), Payee shall have the right of first refusal to purchase such assets on terms and conditions identical to those being offered to Maker for a period of thirty (30) days after written notice; provided however that any such sale shall be subject to the prior written consent of the Agent. If the Payee exercises its right of first refusal and purchases such assets, the Maker shall credit the amount due under the Note towards the purchase price of the assets of A-COM, Inc., except to the extent that the Agent and the Lenders require that the purchase price be applied to the Maker's outstanding obligations under the Loan Agreement.

     The rights and remedies set forth in this Note may be exercised by the Payee during any default by the Maker, regardless of any prior forbearance, and are in addition to any other rights or remedies provided by law or in equity.

     The Maker hereby waives presentment for payment, demand for payment, protest, notice of protest and of dishonor, and any and all demands and notices that might otherwise be required by law.

     This Note shall be deemed to be made in and shall be governed by the laws of the State of Maryland.

     The terms of any documents referred to herein are incorporated herein by reference as though fully set forth herein verbatim.

     IN WITNESS WHEREOF, the Maker has executed this Note, under seal, the day and year first above written.

                                   IT PARTNERS, INC.


                                   By: /s/ Daniel J. Klein   (SEAL)
                                       ------------------------------
                                       Daniel J. Klein, President